Exhibit 10.44

FIRST AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this “ First Amendment”) is made and entered into this 18th day of August, 2009 (the “ First Amendment Date”), by and among LANDMARK (NC), LLC, a Delaware limited liability company, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“ Seller”) and PENNSYLVANIA REALTY GROUP, INC., a Pennsylvania corporation, having a principal address at 2701 E. Luzerne Street, Philadelphia, Pennsylvania 19137 (“ Purchaser”).

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated July 31, 2009 (“ Contract”), for certain real property situated in the County of Wake, State of North Carolina, commonly known as Landmark Apartments, and more specifically described in the Contract (the " Property"); and

            WHEREAS, Seller and Purchaser desire to amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Objection Deadline.  The Objection Deadline, as defined in Section 4.3 of the Contract, is hereby amended and restated to be Tuesday, August 25, 2009.

2.                  Response Deadline.  The Response Deadline, as defined in Section 4.3 of the Contract, is hereby amended and restated to be Monday, August 31, 2009.

3.                  Ratification of Contract.  All terms and provisions of the Contract not specifically modified or amended by this First Amendment shall remain in full force and effect, and the Contract, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

4.                  General Provisions.  The following provisions shall apply with respect to this First Amendment:

(a)                Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

(b)               In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

(c)                This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be delivered no later than seven calendar days thereafter.

            NOW, THEREFORE, the parties hereto have executed this First Amendment as of the First Amendment Date.

SELLER:

LANDMARK (NC), LLC,

a Delaware limited liability company

By:       ANGELES INCOME PROPERTIES, LTD. II,

            a California limited partnership,

            its member

            By:       ANGELES REALTY CORPORATION II,

                        a California corporation,

                        its managing general partner

                        By:  /s/Brian J. Bornhorst

                        Name:  Brian J. Bornhorst

                        Title:  Vice President

PURCHASER:

PENNSYLVANIA REALTY GROUP, INC.,

a Pennsylvania corporation

By:  /s/Jon Goodman

Name:  Jon Goodman

Title:  President